                                                                EXHIBIT 23.1(C)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 17, 1998, with respect to the combined financial statements of Adco Equipment, Inc. included in the Joint Proxy Statement of United Rentals, Inc. and U.S. Rentals, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of United Rentals, Inc. for the registration of 29,620,913 shares of its common stock.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
September 9, 1998